Exhibit 99.1

Battalion Oil Corporation Announces First Quarter 2024 Financial and Operating Results

HOUSTON, TEXAS – May 15, 2024 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the first quarter of 2024.

Key Highlights

●	Previously announced AGI project online in Q1 2024 and achieved new record of 32 MMcf/d of throughput
●	Drilled and completed two wells in Monument Draw in Q1 2024
●	Generated first quarter 2024 sales volumes of 12,989 barrels of oil equivalent per day (“Boe/d”)
●	Executed a $20.0 million preferred equity raise in March 2024 and an additional $20.0 million preferred equity raise in May 2024 to support drilling program and debt reduction
●	Continuing strategic alternatives initiative and are working toward closing our previously announced merger agreement with Fury Resources

Management Comments

During the first quarter 2024, the previously announced two well Glacier pad came online and began producing exceptional quantities of oil and gas. These wells came online below cost budget, above projected type curve, with substantial pressure support and 30-day IP’s over 1,950 Boe/d and 1,750 Boe/d, respectively.  Two additional wells (Rio Bravo pad) were drilled to total depth and completed. These wells are now flowing back. The drilling rig has finished drilling an additional two-well pad (Vermejo pad) in Monument Draw. All operations have been favorable to plan from both a capital and timing perspective.

During the first quarter 2024, the acid gas injection (“AGI”) project restarted operations and began taking gas from the Company with approximately 326 MMcf being treated at the AGI facility and approximately 266 MMcf of sweet gas being returned to the Company for sales to its midstream partner. The Company has continued to increase volume sent to the AGI facility. As the AGI facility continues to ramp to full capacity, the Company expects to save up to $2.0 million per month in gas treating costs.

Results of Operations

Average daily net production and total operating revenue during the first quarter of 2024 were 12,989 Boe/d (48% oil) and $49.9 million, respectively, as compared to production and revenue of 16,200 Boe/d (50% oil) and $65.1 million, respectively, during the first quarter of 2023. The decrease in revenues in the first quarter of 2024 as compared to the first quarter of 2023 is attributable to an approximate 3,211 Boe/d decrease in average daily production and a $2.17 decrease in average realized prices (excluding the impact of hedges). Excluding the impact of hedges, Battalion realized 97.3% of the average NYMEX oil price during the first quarter of 2024. Realized hedge losses totaled approximately $4.4 million during the first quarter 2024.

Lease operating and workover expense was $10.55 per Boe in the first quarter of 2024 versus $8.94 per Boe in the first quarter of 2023. The increase in lease operating and workover expense per Boe year-over-year is primarily a result of an inflationary market increase in maintenance, power and chemical costs combined with a decrease in average daily production. Gathering and other expense was $14.62 per Boe in the first quarter of 2024 versus $11.33 per Boe in the first quarter of 2023. The increases in gathering and other expenses per Boe are primarily related to midstream disruptions and plant curtailments as well as an increased percentage of total production requiring H2S treatment and inflationary impacts on costs associated with our own hydrogen sulfide treating plant. General and administrative expenses were $3.44 per Boe in the first quarter of 2024 compared to $3.53 per Boe in the first quarter of 2023. The decrease in general and administrative expense is primarily attributable to a decrease in payroll and benefits in connection with the headcount reduction in 2023 compared with the prior year period partially offset by an increase in audit, legal and transaction costs associated with the potential merger with Fury Resources.

For the first quarter of 2024, the Company reported a net loss available to common stockholders of $36.8 million and a net loss of $2.24 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the first quarter of 2024 of $17.1 million, or an adjusted diluted net loss of $1.04 per common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended March 31, 2024 was $9.4 million as compared to $26.1 million during the quarter ended March 31, 2023 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

On March 27, 2024, 20,000 shares of preferred equity remaining under a support letter obtained in November 2023 were sold for proceeds of $19.5 million, net of discount.

As of March 31, 2024, the Company had $190.0 million of indebtedness outstanding and approximately $0.3 million of letters of credit outstanding. Total liquidity on March 31, 2024, made up of cash and cash equivalents, was $48.9 million.

On May 13, 2024, 20,000 shares of preferred equity were sold for proceeds of $19.5 million, net of discount. On May 14, 2024, the Company used $17.3 million of the proceeds from the sale of the preferred equity to pay down debt, resulting in $172.7 million of indebtedness outstanding and approximately $0.3 million of letters of credit outstanding.

For further discussion on our liquidity and balance sheet, as well as recent developments, refer to Management’s Discussion and Analysis and Risk Factors in the Company’s Form 10-K.

Important Information for Investors and Stockholders

This communication is being made in respect of the proposed transaction involving the Company and Fury Resources, Inc., a Delaware corporation. In connection with the proposed transaction, the Company intends to file, or has filed, the relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a proxy statement on Schedule 14A and a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13e-3 or any other document that the Company has or may file with the SEC or send to its stockholders in connection with the proposed transaction. The relevant materials filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.battalionoil.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13e-3 and the other relevant materials as they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction.

Participants in Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2023, and the proxy statement, the Schedule 13e-3 and other relevant materials that will be, or have been, filed with the SEC in connection with the proposed transaction as they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction and the Schedule 13e-3, as they become available.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$42,429	$54,215
Natural gas	2,047	2,900
Natural gas liquids	5,056	7,158
Total oil, natural gas and natural gas liquids sales	49,532	64,273
Other	338	869
Total operating revenues	49,870	65,142

Operating expenses:
Production:
Lease operating	11,586	11,691
Workover and other	888	1,335
Taxes other than income	2,991	3,190
Gathering and other	17,286	16,517
General and administrative	4,071	5,137
Depletion, depreciation and accretion	13,025	16,148
Total operating expenses	49,847	54,018
Income from operations	23	11,124

Other income (expenses):
Net (loss) gain on derivative contracts	(24,187)	19,473
Interest expense and other	(7,039)	(7,786)
Total other (expenses) income	(31,226)	11,687
(Loss) income before income taxes	(31,203)	22,811
Income tax benefit (provision)	—	—
Net (loss) income	$(31,203)	$22,811
Series A preferred dividends	(5,632)	(1,492)
Net (loss) income available to common stockholders	$(36,835)	$21,319

Net (loss) income per share of common stock available to common stockholders:
Basic	$(2.24)	$1.29
Diluted	$(2.24)	$1.28
Weighted average common shares outstanding:
Basic	16,457	16,393
Diluted	16,457	16,535

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$48,941	$57,529
Accounts receivable, net	25,987	23,021
Assets from derivative contracts	7,633	8,992
Restricted cash	91	90
Prepaids and other	919	907
Total current assets	83,571	90,539
Oil and natural gas properties (full cost method):
Evaluated	776,504	755,482
Unevaluated	58,909	58,909
Gross oil and natural gas properties	835,413	814,391
Less: accumulated depletion	(458,604)	(445,975)
Net oil and natural gas properties	376,809	368,416
Other operating property and equipment:
Other operating property and equipment	4,648	4,640
Less: accumulated depreciation	(1,979)	(1,817)
Net other operating property and equipment	2,669	2,823
Other noncurrent assets:
Assets from derivative contracts	3,898	4,877
Operating lease right of use assets	890	1,027
Other assets	20,780	17,656
Total assets	$488,617	$485,338

Current liabilities:
Accounts payable and accrued liabilities	$63,117	$66,525
Liabilities from derivative contracts	28,764	17,191
Current portion of long-term debt	55,106	50,106
Operating lease liabilities	614	594
Total current liabilities	147,601	134,416
Long-term debt, net	126,821	140,276
Other noncurrent liabilities:
Liabilities from derivative contracts	21,907	16,058
Asset retirement obligations	17,866	17,458
Operating lease liabilities	329	490
Other	11,156	2,084
Commitments and contingencies
Temporary equity:
Series A redeemable convertible preferred stock: 118,000 shares and 98,000 shares	131,624	106,535
of $0.0001 par value authorized, issued and outstanding as of March 31, 2024
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 shares issued and outstanding as of March 31, 2024 and
and December 31, 2023, respectively	2	2
Additional paid-in capital	315,507	321,012
Accumulated deficit	(284,196)	(252,993)
Total stockholders' equity	31,313	68,021
Total liabilities, temporary equity and stockholders' equity	$488,617	$485,338

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(31,203)	$22,811
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depletion, depreciation and accretion	13,025	16,148
Stock-based compensation, net	99	227
Unrealized loss (gain) on derivative contracts	19,761	(21,004)
Amortization/accretion of financing related costs	1,701	1,798
Accrued settlements on derivative contracts	1,433	(555)
Change in fair value of embedded derivative liability	(928)	(1,062)
Other	270	11
Cash flows from operations before changes in working capital	4,158	18,374
Changes in working capital	(242)	(19,063)
Net cash provided by (used in) operating activities	3,916	(689)

Cash flows from investing activities:
Oil and natural gas capital expenditures	(24,599)	(28,611)
Proceeds received from sale of oil and natural gas assets	—	1,189
Contract asset	(7,235)	—
Other operating property and equipment capital expenditures	(8)	(269)
Other	(6)	(5)
Net cash used in investing activities	(31,848)	(27,696)

Cash flows from financing activities:
Repayments of borrowings	(10,026)	(5,017)
Payment of debt financing costs	(129)	—
Proceeds from issuance of preferred stock	19,500	24,375
Merger deposit	10,000	—
Other	—	(454)
Net cash provided by financing activities	19,345	18,904

Net decrease in cash, cash equivalents and restricted cash	(8,587)	(9,481)

Cash, cash equivalents and restricted cash at beginning of period	57,619	32,816
Cash, cash equivalents and restricted cash at end of period	$49,032	$23,335

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Production volumes:
Crude oil (MBbls)	566	730
Natural gas (MMcf)	2,180	2,407
Natural gas liquids (MBbls)	253	327
Total (MBoe)	1,182	1,458
Average daily production (Boe/d)	12,989	16,200

Average prices:
Crude oil (per Bbl)	$74.96	$74.27
Natural gas (per Mcf)	0.94	1.20
Natural gas liquids (per Bbl)	19.98	21.89
Total per Boe	41.91	44.08

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(12.36)	$(5.01)
Natural gas (per Mcf)	1.18	0.88
Natural gas liquids (per Bbl)	—	—
Total per Boe	(3.74)	(1.05)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$62.60	$69.26
Natural gas (per Mcf)	2.12	2.08
Natural gas liquids (per Bbl)	19.98	21.89
Total per Boe	38.17	43.03

Average cost per Boe:
Production:
Lease operating	$9.80	$8.02
Workover and other	0.75	0.92
Taxes other than income	2.53	2.19
Gathering and other	14.62	11.33
General and administrative, as adjusted (1)	2.57	3.24
Depletion	10.68	10.84

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.44	$3.53
Stock-based compensation:
Non-cash	(0.08)	(0.16)
Non-recurring charges and other:
Cash	(0.79)	(0.13)
General and administrative, as adjusted(2)	$2.57	$3.24

Total operating costs, as reported	$31.14	$25.99
Total adjusting items	(0.87)	(0.29)
Total operating costs, as adjusted(3)	$30.27	$25.70

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
As Reported:
Net (loss) income available to common stockholders - diluted (1)	$(36,835)	$21,200

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$21,417	$(19,690)
Natural gas	(1,656)	(1,314)
Total mark-to-market non-cash charge	19,761	(21,004)
Change in fair value of embedded derivative liability	(928)	(1,062)
Non-recurring charges	937	183
Selected items, before income taxes	19,770	(21,883)
Income tax effect of selected items	—	—
Selected items, net of tax	19,770	(21,883)

Net loss available to common stockholders, as adjusted (2)	$(17,065)	$(683)

Diluted net (loss) income per common share, as reported	$(2.24)	$1.28
Impact of selected items	1.20	(1.32)
Diluted net loss per common share, excluding selected items (2)(3)	$(1.04)	$(0.04)

Net cash provided by (used in) operating activities	$3,916	$(689)
Changes in working capital	242	19,063
Cash flows from operations before changes in working capital	4,158	18,374
Cash components of selected items	(496)	738
Income tax effect of selected items	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$3,662	$19,112

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 10, Earnings Per Share in our Form 10-Q for the quarter ended March 31, 2024.
(2)	Net (loss) income per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three months ended March 31, 2024 and 2023 were calculated based upon weighted average diluted shares of 16.5 million and 16.4 million shares, respectively, due to the net (loss) income available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2024	2023

Net (loss) income, as reported	$(31,203)	$22,811
Impact of adjusting items:
Interest expense	8,391	9,009
Depletion, depreciation and accretion	13,025	16,148
Stock-based compensation	99	227
Interest income	(701)	(191)
Unrealized loss (gain) on derivatives contracts	19,761	(21,004)
Change in fair value of embedded derivative liability	(928)	(1,062)
Non-recurring charges and other	937	152
Adjusted EBITDA(1)	$9,381	$26,090

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2024	December 31,2023	September 30, 2023	June 30, 2023

Net (loss) income, as reported	$(31,203)	$32,688	$(53,799)	$(4,748)
Impact of adjusting items:
Interest expense	8,391	8,917	9,219	9,366
Depletion, depreciation and accretion	13,025	12,337	13,426	14,713
Stock-based compensation	99	161	(686)	(772)
Interest income	(701)	(525)	(293)	(234)
Unrealized loss (gain) on derivatives contracts	19,761	(45,403)	46,805	(2,332)
Change in fair value of embedded derivative liability	(928)	529	(1,878)	358
Non-recurring charges (credits) and other	937	1,268	831	477
Adjusted EBITDA(1)	$9,381	$9,972	$13,625	$16,828

Adjusted LTM EBITDA(1)	$49,806

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2023	December 31,2022	September 30, 2022	June 30, 2022

Net income (loss), as reported	$22,811	(7,652)	105,888	13,047
Impact of adjusting items:
Interest expense	9,009	9,378	6,232	5,394
Depletion, depreciation and accretion	16,148	15,479	13,615	12,601
Stock-based compensation	227	670	683	473
Interest income	(191)	(227)	(141)	(1)
Unrealized loss (gain) on derivatives contracts	(21,004)	3,655	(102,112)	(12,837)
Change in fair value of embedded derivative liability	(1,062)	1,224	(449)	(562)
Non-recurring charges (credits) and other	152	194	597	53
Adjusted EBITDA(1)	$26,090	$22,721	$24,313	$18,168

Adjusted LTM EBITDA(1)	$91,292

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.